SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of December 3, 2007 by and among Ormat Technologies, Inc., a Delaware corporation (“Issuer”), and Ormat Industries, Ltd., a company registered under the laws of Israel (“Purchaser”).

W I T N E S S E T H :

WHEREAS subject to the terms and conditions set forth herein, Issuer desires to issue and sell to Purchaser 693,750 shares of common stock (the “Common Shares”), $0.001 par value per share, of Issuer and Purchaser desires to purchase from Issuer the Common Shares; and

WHEREAS, the Common Shares have the features described in Issuer’s Second Amended and Restated Certificate of Incorporation attached as Exhibit A hereto; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1.

Purchase and Sale of the Common Shares

Section 1.1 Purchase and Sale of the Common Shares. Subject to the terms and conditions hereof, at the Closing (as defined below) Issuer will issue and sell to Purchaser and Purchaser will buy from Issuer the Common Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances in favor of any third party of whatever nature.

Article 2.

Closing Date; Delivery

Section 2.1 Closing. The closing shall be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112, at 10:00 a.m. on January 10, 2008 (the “Closing”) or at such other time and place upon which the Issuer and Purchaser shall agree.

Section 2.2 Delivery. At the Closing, (i) Issuer will deliver to Purchaser one or more share certificates representing the Common Shares, and (ii) Purchaser will pay, by wire transfer of immediately available funds, to an account designed by Issuer in writing, an amount equal to $48.02 per share (the “Purchase Price”).

Article 3.

Conditions precedent

Section 3.1 The obligation of Issuer to issue and deliver the Common Shares to, and the obligations of Purchaser to purchase the Common Shares from Issuer are subject to the satisfaction of and compliance with the following terms and conditions:

(a) There shall be no legal restrictions or impediments to the consummation of any of the transactions contemplated by this Agreement;

(b) The representations and warranties of Issuer in Section 5 shall be true and correct as of the date hereof and as of the Closing; and

(c) The representations and warranties of Purchaser in Section 4 shall be true and correct as of the date hereof and as of the Closing.

Article 4.

Representations and Warranties of Purchaser

Section 4.1 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Issuer as of the date hereof that:

(a) Corporate Existence and Power. Purchaser is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on the validity or enforceability against the Purchaser of this Agreement or the ability of the Purchaser to perform this Agreement (“Purchaser Material Adverse Effect”).

(b) Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not have a Purchaser Material Adverse Effect, or any such action or filing as will be taken or made on or prior to the Closing.

(d) Noncontravention. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Purchaser (or other organizational documents of Purchaser), (ii) assuming compliance with the matters referred to in Section 3.1(c), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person (that has not been obtained or taken) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser or to a loss of any benefit to which Purchaser is entitled under any provision of any agreement or other instrument binding upon Purchaser or (iv) result in the creation or imposition of any material lien on any asset of Purchaser.

(e) Financing. Purchaser has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

(f) Accredited Investor. Purchaser is an “accredited investor” as that term is defined in the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(g) Investment Intent. Purchaser is purchasing the Common Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Purchaser (either alone or together with its financial advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares and is capable of bearing the economic risks of such investment.

(h) Securities Act. Purchaser understands that the Common Shares have not been registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except in an offshore transaction complying with Regulation S under the Securities Act or unless subsequently registered under the Securities Act or another applicable exemption from such registration is or becomes available. Purchaser further understands that the Common Shares may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons (i) as part of their distribution at any time, or (ii) otherwise until 40 days after the Closing Date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Article 5.

Representations and Warranties of Issuer

Section 5.1 Representations and Warranties of Issuer. Issuer hereby represents and warrants to Purchaser as of the date hereof that:

(a) Corporate Existence and Power. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorities, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on the validity or enforceability against the Issuer of this Agreement or the ability of the Issuer to perform this Agreement (“Issuer Material Adverse Effect”).

(b) Corporate Authorization. The execution, delivery and performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Issuer and have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement constitutes a legal, valid and binding agreement of Issuer, enforceable against Purchaser Issuer accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) Governmental Authorization. The execution, delivery and performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not have a Issuer Material Adverse Effect, or any such action or filing as will be taken or made on or prior to the Closing.

(d) Noncontravention. The execution, delivery and performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Common Shares, do not and will not (i) violate the Second Amended and Restated Certificate of Incorporation of Issuer or Issuer’s bylaws, (ii) assuming compliance with the matters referred to in Section 4.1(c), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person (that has not been obtained or taken) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Issuer or to a loss of any benefit to which Issuer is entitled under any provision of any agreement or other instrument binding upon Issuer or (iv) result in the creation or imposition of any lien on any asset of Issuer.

(e) Common Shares. The Common Shares have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Common Shares will not be subject to any preemptive or similar rights.

(f) Capitalization. The authorized and issued capital stock of Issuer as of the date hereof is accurately described in the Schedule 14 C Information Statement annexed as Exhibit B.

(g) No Other Equity. All outstanding shares of capital stock of Issuer have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Section 4.1(f), there are no outstanding (i) shares of capital stock or voting securities of Issuer, (ii) securities of Issuer convertible into or exchangeable for shares of capital stock or voting securities of Issuer or (iii) options or other rights to acquire from Issuer, or other obligation of Issuer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Issuer (the items in clauses 4.1(g)(i), 4.1(g)(ii) and 4.1(g)(iii) being referred to collectively as the “Issuer Securities”). There are no outstanding obligations of Issuer to repurchase, redeem or otherwise acquire any Issuer Securities.

Article 6.

Certain Covenants

Section 6.1 Required Legends - Common Shares. Until the earlier of such time as (A) the shares of Common Shares are resold pursuant to Rule 144(k) or (B) a registration statement under the Securities Act covering such shares of Common Shares is declared effective, each stock certificate, book-entry statement, confirmation, transaction statement or other instrument evidencing Common Shares issued pursuant to this Agreement shall bear a legend in substantially the following form:

(a) “THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN RULE 902(L) UNDER THE SECURITIES ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT) EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT EITHER (A) IT IS NOT A U.S. PERSON AND IS PHYSICALLY OUTSIDE THE UNITED STATES AT THE TIME IT IS ACQUIRING THE SHARES OR (B) IT IS AN ‘ACCREDITED INVESTOR’ (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SHARES RESELL OR OTHERWISE TRANSFER THE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) IF IT HAS ACQUIRED THE SHARES IN A TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AGREES THAT IT WILL NOT WITHIN ONE YEAR ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE ACT. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THESE SECURITIES, IF THE PROPOSED TRANSFER IS OTHER THAN PURSUANT TO REGULATION S OR RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ”

(b) Any legend required to be placed thereon by applicable blue sky laws of any state.

Article 7.

Miscellaneous

Section 7.1 Notices. All notices and other communications to be given in connection herewith shall be delivered in person, by telecopy or communicated by telephone (subject in the case of communication by telephone or telecopy to confirmation within twenty-four hours by return telecopy) to the relevant party as follows:

(a) If to Issuer:

Ormat Technologies, Inc.

6225 Neil Road, Suite 300

Reno, Nevada 89511-1136

USA

Attn.: Corporate Secretary

(b) If to Purchaser:

Ormat Industries Ltd.

PO Box 68

1 Szydlowski Rd.

New Industrial Area,

Yavne, Israel

Attn.: Corporate Secretary

or to any address of which such party shall have notified the other in writing. Any notice hereunder given by telecopy shall be deemed to be served when it would be received in the ordinary course of transmission, subject to confirmation as aforesaid.

Section 7.2 Assignment. This Agreement may not be assigned by a party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 7.3 Survival. All representations, warranties and covenants set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws other than Section 5-1401 of the New York General Obligations Law).

Section 7.5 No Third Party Beneficiary. No Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.6 Expenses. All fees and expenses incurred by Issuer in connection with this Agreement will be borne by Issuer, and all fees and expenses incurred by Purchaser in connection with this Agreement will be borne by Purchaser.

Section 7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. The signatures of the parties hereto may be affixed to more than one counterpart of the signature page. All of such counterpart signature pages shall be read as though one, with the same effect as if all parties had signed a single signature page.

Section 7.8 Captions. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning of interpretation of this Agreement.

Section 7.9 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 7.10 Business Day. If any payment is required to be made under this Agreement on a day that is not a Business Day, such payment will be made on the immediately succeeding day that is a Business Day (and if so made, will be deemed to have been made on the day on which such payment was required to be made by the terms hereof). Any references to a time of day shall mean such time in New York, New York, USA.

[signature page follows]

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first set forth above.

ORMAT TECHNOLOGIES, INC.
By:	/s/ Joseph Tenne
Name: Joseph Tenne
Title: CFO

ORMAT INDUSTRIES LTD.
By:	/s/ Etty Rosner
Name: Etty Rosner
Title: Corporate Secretary

Exhibit A

Second Amended and Restated Certificate of Incorporation

Exhibit A

Schedule 14 C Information Statement